EXHIBIT 24.3.5.

                          INDEPENDENT AUDITORS' CONSENT

                                       OF

                          MENDOZA BERGER & COMPANY, LLP

                             DATED JANUARY 15, 2004



                                     MENDOZA
                                     BERGER
                                  COMPANY, LLP
--------------------------------------------------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MSTG Solutions, Inc., a Nevada corporation, on Form SB-2 - Amendment No. 5 of our report, dated November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003, and Notes 2, 7, and 9, which are dated August 5, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/    Mendoza Berger & Company, LLP

MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
January 15, 2004

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